Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
October 16, 2007	Nasdaq: UAPH

UAP HOLDING CORP. NAMES JEFF RUTHERFORD CHIEF FINANCIAL OFFICER;

DAVE BULLOCK TO BECOME CHIEF OPERATING OFFICER

GREELEY, Colo. – October 16, 2007 – UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announces the appointment of Jeffrey L. Rutherford to the position of Chief Financial Officer effective today. Rutherford will oversee the company’s accounting, internal and external financial reporting, financial planning, and treasury operations.

Rutherford, who most recently served as President and Chief Executive Officer of Lesco, Inc., now a part of John Deere & Co., previously served as their Chief Financial Officer from 2002 to 2005. Prior to joining Lesco, Rutherford spent four years with OfficeMax, Inc. as Senior Vice President, Treasurer and Chief Financial Officer. He began his career as a member of the Accounting and Audit Team of Arthur Andersen & Co. Rutherford received his Bachelor of Arts from Baldwin-Wallace College in Berea, Ohio and is a Certified Public Accountant.

Rutherford will succeed Dave Bullock who is moving to the newly created position of Chief Operating Officer. Bullock has been the Chief Financial Officer since 2003 and will now manage the operations of the company including retail operations, logistics, business analytics, procurement, and information technology.

“With Jeff coming on board, Dave will now be able to make the transition to his new role in the company. Dave’s financial acumen, operational savvy, and industry knowledge will be crucial as we look to gain competitive advantages through greater efficiencies,” said L. Kenny Cordell, UAP Holding Corp.’s Chairman, President and Chief Executive Officer.

“Jeff is a great addition to our management team and I am confident that based on his strong financial background and industry experience, he will make an outstanding CFO for our company in this dynamic time,” said Cordell. “Dave will be working closely with Jeff to facilitate a smooth transition.”

About the company

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop products in the United States and Canada. United Agri Products, Inc. markets a comprehensive line of products, including chemicals, fertilizer, and seed to farmers, commercial growers, and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom fertilizer blending, seed treatment, inventory management, and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 370 distribution and storage facilities and three formulation plants, strategically located in major crop-producing areas throughout the United States and Canada. Additional information can be found on the company’s website, www.uap.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business including the fiscal 2008 earnings per share guidance, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its senior secured credit facility, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, its ability to build upon its distribution network through ongoing acquisitions, and other risks identified and discussed under Item 1A. Risk Factors in the company’s Form 10-K filed with the Securities and Exchange Commission on April 26, 2007, and in the other documents the company files with the Securities and Exchange Commission from time to time.

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CONTACT

UAP Holding Corp.

Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.

+1-970-356-4400